EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

NEOGEN CORPORATION AND SUBSIDIARIES

May 31, 2024

WHERE INCORPORATED
Abbott Analytical Limited	England, U.K.
Acumedia Manufacturers, Inc.	Michigan, U.S.
CAP IM Supply, LLC	Delaware, U.S.
CAP Supply, LLC	Delaware, U.S.
Chem-Tech, Ltd.	Michigan, U.S.
Delf Chem Solutions, Ltd.	Ireland
Delf (UK) Limited	England, U.K.
Falcon New OpCo, LLC	Delaware, U.S.
Garden Brazil LTDA	Brazil
GeneSeek, Inc.	Nebraska, U.S.
Genetic Veterinary Services, LLC	Delaware, U.S.
Hacco, Inc.	Michigan, U.S.
Megazyme, IP	Ireland
Megazyme, Ltd.	Ireland
NeoG Corp.	Philippines
Neogen Argentina S.A.	Argentina
Neogen Asia (Thailand) Co, Ltd	Thailand
Neogen Australasia Pty Limited	Australia
Neogen Bio-Scientific Technology (Shanghai) Co., Ltd.	China
Neogen Canada	Canada
Neogen Canada Properties I, Inc.	Canada
Neogen Chile SpA	Chile
Neogen Columbia SAS	Colombia
Neogen do Brasil Productos Para Labratories LTDA.	Brazil
Neogen DR, S.r.l.	Dominican Republic
Neogen Europe Limited	Scotland, U.K.
Neogen Food and Animal Security (India) PVT, LTD	India
Neogen Food Safety Corporation	Delaware, U.S.
Neogen Food Safety Euro Holdings, Ltd	England, U.K.
Neogen Food Safety Switzerland GmbH	Switzerland
Neogen Food Safety UK Holdings, Ltd	England, U.K.
Neogen Food Safety UK, Ltd	England, U.K.
Neogen Food Safety US HoldCo Corporation	Delaware, U.S.
Neogen Germany GmbH	Germany
Neogen Guatemala S.A.	Guatemala
Neogen Ireland	Ireland
Neogen Italia S.r.l.	Italy
Neogen Japan Kabushiki Kaisha	Japan
Neogen Korea Limited	South Korea
Neogen Latinoamerica S.A.P.I. DE C.V.	Mexico
Neogen Poland NewCo (Bosaro Sp.Zoo)	Poland
Neogen Properties, LLC II	Michigan, U.S.
Neogen Properties, LLC III	Michigan, U.S.
Neogen Properties, LLC IX	Michigan, U.S.
Neogen Properties, LLC V	Michigan, U.S.
Neogen Properties, LLC VI	Michigan, U.S.
Neogen Properties, LLC VII	Nebraska, U.S.
Neogen Uruguay S.A.	Uruguay
Preserve International	Nevada, U.S.
Quat-Chem, Ltd.	England, U.K.
Rogama Industria Comercio Ltda.	Brazil

All subsidiaries listed above are 100% owned by Neogen Corporation and included in the consolidated financial statements of the Company.